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                                                                                                                    Exhibit 12


                                                           TRANS WORLD AIRLINES, INC.
                           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                                       (Amounts in Thousands Except Ratio)

                                                                   Reorganized Company                     Predecessor Company
                                                 ----------------------------------------------------   --------------------------
                                                                                          Four Months   Eight Months
                                                  Year Ended    Year Ended   Year Ended      Ended          Ended      Year Ended
                                                 December 31,  December 31, December 31,  December 31,    August 31,  December 31,
                                                     1998         1997          1996          1995          1995          1994
                                                 ------------  ------------ ------------  ------------  ------------  ------------
Loss from operations before
    income taxes                                 $ (107,169)   $ (89,335)   $ (274,577)    $ (32,268)   $ (338,309)   $ (432,869)

Add:
    Interest on indebtedness                        116,918      114,066       126,822        45,917       123,247       195,352

    Portion of rents representative
      of the interest factor                        152,779      123,609       100,997        32,131        60,849        87,122
                                                 ------------  ------------ ------------  ------------  ------------  ------------

    Income as adjusted                           $  162,528    $ 148,340    $  (46,758)    $  45,780    $ (154,213)   $ (150,395)
                                                 ------------  ------------ ------------  ------------  ------------  ------------

Fixed Charges:
    Interest on indebtedness                     $  116,918    $ 114,066    $  126,822     $  45,917    $  123,247    $  195,352

    Capitalized interest                              7,085        4,784         5,463            --            --         2,133

    Portion of rents representative
      of the interest factor                        152,779      123,609       100,997        32,131        60,849        87,122
                                                 ------------  ------------ ------------  ------------  ------------  ------------

    Fixed charges                                $  276,782    $ 242,459    $  233,282     $  78,048    $  184,096    $  284,607
                                                 ------------  ------------ ------------  ------------  ------------  ------------

Preferred Stock Dividends:
   Preferred stock dividend requirements         $   23,454    $  16,119    $   36,649     $   4,754    $   11,554    $   15,000

   Tax adjustment                                    14,995       10,306        23,431         3,039         7,387         9,590
                                                 ------------  ------------ ------------  ------------  ------------  ------------

   Preferred stock dividends                     $   38,449    $  26,425    $   60,080     $   7,793    $   18,941    $   24,590
                                                 ------------  ------------ ------------  ------------  ------------  ------------

Combined fixed charges and
   preferred stock dividends                     $  315,231    $ 268,884    $  293,362     $  85,841    $  203,037    $  309,197
                                                 ------------  ------------ ------------  ------------  ------------  ------------

Ratio of earnings to combined fixed charges
  and preferred stock dividends                        0.52         0.55         (0.16)         0.53         (0.76)        (0.49)
                                                 ------------  ------------ ------------  ------------  ------------  ------------

Deficiency                                       $  152,703    $ 120,544    $  340,120     $  40,061    $  357,250    $  459,592
                                                 ------------  ------------ ------------  ------------  ------------  ------------
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